UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 30, 2016

Bioptix, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 38th Street Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 545-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The annual meeting of shareholders of Venaxis, Inc., renamed as Bioptix, Inc. as described below (the "Company") for 2016 was held on November 30, 2016 (the "Annual Meeting").  At the Annual Meeting, the shareholders approved an amendment and restatement of the 2002 Stock Incentive Plan (the "Plan") to (1) increase the number of shares available for issuance under the Plan by 185,859; (2) extend the term of the Plan until November 30, 2026;  (3) add additional types of awards under the Plan; and (4) make additional updating changes to the Plan.  A copy of the amended and restated Plan is attached to this Current Report on Form 8‑K as Exhibit 10.1 and incorporated herein by reference.
Following the election of the members of the Board of Directors at the Annual Meeting, the Nominating/Corporate Governance Committee recommended, and the Board of Directors approved the members of each Committee of the Board, including the Audit Committee.  As of November 30, 2016, the members of the Audit Committee of the Board of Directors are David Welch, Chair, Gail Schoettler, Michael Beeghley and Susan Evans, the members of the Compensation Committee are Susan Evans, Chair, Gail Schoettler, Michael Routh and David Welch, and the members of the Nominating/Corporate Governance Committee are Michael Routh, Chair, Gail Schoettler and Michael Beeghley.  In addition, Gail Schoettler was appointed as the non-executive Chair of the Board.
Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Annual Meeting, the shareholders of the Company approved Articles of Amendment to the Company's Articles of Incorporation, as amended (the "Restated Articles"), pursuant to which the Company's Articles of Incorporation were amended to change the Company's name to Bioptix, Inc. effective as of December 1, 2016.  A copy of the Restated Articles is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the total number of shares represented in person or by proxy was 3,510,815 of the 4,503,971 shares of Common Stock outstanding and entitled to vote at the Annual Meeting as of the record date, September 22, 2016.  The following matters were voted upon at the Annual Meeting:

1. Election of Directors.  The following named persons were elected as Directors of the Company to serve until the next Annual Meeting of Shareholders in 2016 or until their successors are elected and qualified.  The votes cast were as follows:

Nominee	For	Vote Withheld

Stephen T. Lundy	2,090,701	127,811
Gail S. Schoettler	1,355,635	862,877
Michael M. Beeghley	2,085,881	132,631
Susan A. Evans	1,359,716	858,796
Michael W. Routh	1,356,440	862,072
David E. Welch	1,359,852	858,660

2. Approval of the Amendment and Restatement of 2002 Stock Incentive Plan.  The shareholders voted to amend and restate the Plan to increase the number of shares available for issuance under the Plan by 185,859, extend the term of the Plan until November 30, 2026, add additional types of awards under the Plan, and make additional updating changes to the Plan.  The shareholder vote was as follows:

1,219,604 votes	FOR the resolution
993,136 votes	AGAINST the resolution
5,772 votes	ABSTAIN

3. Amendment to Articles of Incorporation to Change Company's Name. The shareholders voted to approve an amendment to the Company's Articles of Incorporation to change the name of the Company to "Bioptix, Inc." The shareholder vote was as follows:
2,526,053 votes	FOR the resolution
955,590 votes	AGAINST the resolution
29,172 votes	ABSTAIN

4. Say on Pay.  The shareholders voted to approve, on an advisory basis, the compensation of the Company's named executive officers for 2015, as described in accordance with Regulation S-K, Item 402.  The shareholder vote was as follows:
1,178,587 votes	FOR the resolution
964,192 votes	AGAINST the resolution
75,733 votes	ABSTAIN

5. Ratification of Independent Public Accountant.  The shareholders ratified the appointment of GHP Horwath, P.C. as the Company's independent registered public accounting firm for the financial statements audit for the fiscal year ending December 31, 2016.  The shareholder vote was as follows:
2,988,794 votes	FOR the resolution
495,045 votes	AGAINST the resolution
25,290 votes	ABSTAIN

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibits

3.1	Articles of Amendment to amend and restate the Articles of Incorporation of Venaxis, Inc.

10.1	Bioptix, Inc. Amended and Restated Equity Incentive Plan, effective November 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bioptix, Inc. (formerly known as Venaxis, Inc.) (Registrant)
December 1, 2016	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

3.1	Articles of Amendment to amend and restate the Articles of Incorporation of Venaxis, Inc.

10.1	Bioptix, Inc. Amended and Restated Equity Incentive Plan, effective November 30, 2016.